Filed Pursuant to Rule 424(b)(3)
Registration No. 333-155800

June 2009 Performance Update

The Frontier Fund Supplement Dated July 16, 2009 to Prospectus Dated May 26, 2009

The Frontier Fund Class 1 Original

T H E     F RO N T I E R     F U N D ’ S     G O A L : To provide you – the investor – with a managed futures product that, over the long term, provides attractive returns, reduces volatility, and improves the overall performance of your investment portfolio.

June performance for the various Series of The Frontier Fund is detailed below:*

The Frontier Fund Class 1 Original	June 30, 2009	June 30, 2009	NAV / Unit
	MTD	YTD
Balanced Series-1	-2.67%	-3.29%	$121.06
Balanced Series-1a	-2.71%	-3.53%	$108.14
Campbell/Graham/Tiverton Series-1	-4.18%	-7.71%	$102.03
Currency Series-1	-1.32%	-8.74%	$87.78
Long/Short Commodity Series-1	-2.03%	8.76%	$109.18
Winton/Graham Series-1	-3.43%	-8.38%	$106.45
Winton Series-1	-1.74%	-9.95%	$117.44
Long Only Commodity Series-1	-0.44%	6.85%	$75.13
Managed Futures Index Series-1	-2.06%	-8.60%	$120.81

Additional information, including monthly rates of return, concerning the aforementioned Series and the Trading Advisor(s) is contained in the Prospectus and the respective Series Appendix to the Prospectus.

*	The above table sets forth the actual performance for the Class and Series as of June 30, 2009. Actual gross trading performance (gross realized and unrealized gain/loss before deduction for trading commissions and fees, management fees, any other expense, and before addition of interest income) is adjusted for the trading expenses, management fees, initial service fees, on-going service fees, and interest income of the applicable Series.

THIS INSERT MUST BE ACCOMPANIED OR PRECEDED BY THE CURRENT PROSPECTUS OF THE FRONTIER FUND

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

THE FRONTIER FUND BALANCED SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

June 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(11,821,833.22)
Unrealized trading gain/(loss)			4,912,080.64
Less: commissions			(255,699.49)
Less: FCM fees			(115,429.13)
Foreign currency gain/(loss)			15,957.62
Interest income			49,932.61

Total Income			(7,214,990.97)

EXPENSES

Management fees			140,147.94
Incentive fees			266,484.86
Broker service fees			819,931.75

Total Expenses			1,226,564.55

Net Income (Loss)			$(8,441,555.52)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	2,547,042.09903	$316,792,088.99	124.38
Current month additions	10,745.53631	1,336,008.98
Current month redemptions	(33,002.42358)	(4,039,166.54)
Net Income (loss) for current month		(8,441,555.52)

Net Asset Value, end of current month	2,524,785.21176	$305,647,375.91	121.06

	Monthly rate of return		-2.67%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Balanced Series 1

THE FRONTIER FUND BALANCED SERIES - 1A

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

June 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(385,516.42)
Unrealized trading gain/(loss)			147,658.93
Less: commissions			(8,843.16)
Less: FCM fees			(4,007.67)
Foreign currency gain/(loss)			554.63
Interest income			10,521.35

Total Income			(239,632.34)

EXPENSES

Trading Fee			13,022.95
Management fees			5,687.92
Incentive fees			9,184.34
Broker service fees			28,411.57

Total Expenses			56,306.78

Net Income (Loss)			$(295,939.12)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	101,153.52786	$11,243,394.02	111.15
Current month additions	490.59650	54,670.31
Current month redemptions	(4,315.25591)	(477,446.26)
Net Income (loss) for current month		(295,939.12)

Net Asset Value, end of current month	97,328.86845	$10,524,678.95	108.14

	Monthly rate of return		-2.71%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Balanced Series 1A

THE FRONTIER FUND CAMPBELL/GRAHAM/TIVERTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

June 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(796,206.43)
Unrealized trading gain/(loss)			(1,965,042.04)
Less: commissions			(28,327.32)
Less: FCM fees			(33,037.76)
Foreign currency gain/(loss)			6,008.80
Interest income			12,687.39

Total Income			(2,803,917.36)

EXPENSES

Management fees			173,752.20
Incentive fees			(22,600.16)
Broker service fees			193,810.73

Total Expenses			344,962.77

Net Income (Loss)			$(3,148,880.13)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	707,024.33394	$75,280,340.21	106.47
Current month additions	2,136.90747	228,012.39
Current month redemptions	(4,316.55852)	(447,103.63)
Net Income (loss) for current month		(3,148,880.13)

Net Asset Value, end of current month	704,844.68289	$71,912,368.84	102.03

	Monthly rate of return		-4.18%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Campbell/Graham/Tiverton Series 1

THE FRONTIER FUND CURRENCY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

June 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$3,637.83
Unrealized trading gain/(loss)			(106,731.70)
Less: FCM fees			(4,414.01)
Interest income			4,418.08

Total Income			(103,089.80)

EXPENSES

Management fees			5,158.85
Incentive fees			—
Broker service fees			27,204.64

Total Expenses			32,363.49

Net Income (Loss)			$(135,453.29)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	116,603.77010	$10,371,606.00	88.95
Current month additions	80.90492	7,284.41
Current month redemptions	(744.79309)	(66,609.84)
Net Income (loss) for current month		(135,453.29)

Net Asset Value, end of current month	115,939.88193	$10,176,827.28	87.78

	Monthly rate of return		-1.32%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Currency Series 1

THE FRONTIER FUND LONG/SHORT COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

June 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$571,596.44
Unrealized trading gain/(loss)			(1,258,949.09)
Less: commissions			(52,472.77)
Less: FCM fees			(22,227.42)
Foreign currency gain/(loss)			(203.43)
Interest income			68,628.11

Total Income			(693,628.16)

EXPENSES

Management fees			190,572.37
Incentive fees			(40,600.91)
Broker service fees			130,301.56

Total Expenses			280,273.02

Net Income (Loss)			$(973,901.18)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	459,815.18114	$51,242,655.84	111.44
Current month additions	4,308.33893	484,109.92
Current month redemptions	(25,530.12742)	(2,867,201.02)
Net Income (loss) for current month		(973,901.18)

Net Asset Value, end of current month	438,593.39265	$47,885,663.56	109.18

	Monthly rate of return		-2.03%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Long/Short Commodity Series 1

THE FRONTIER FUND WINTON/GRAHAM SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

June 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(479,633.72)
Unrealized trading gain/(loss)			(996,543.75)
Less: commissions			(20,920.26)
Less: FCM fees			(22,451.38)
Foreign currency gain/(loss)			2,161.97
Interest income			10,642.10

Total Income			(1,506,745.04)

EXPENSES

Management fees			113,983.06
Incentive fees			46.88
Broker service fees			131,193.99

Total Expenses			245,223.93

Net Income (Loss)			$(1,751,968.97)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	463,922.60456	$51,139,767.01	110.23
Current month additions	854.73277	93,302.26
Current month redemptions	(4,042.40821)	(436,705.00)
Net Income (loss) for current month		(1,751,968.97)

Net Asset Value, end of current month	460,734.92912	$49,044,395.30	106.45

	Monthly rate of return		-3.43%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Winton/Graham Series 1

THE FRONTIER FUND WINTON SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

June 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(1,121,371.00)
Unrealized trading gain/(loss)			436,092.81
Less: commissions			(5,661.92)
Less: FCM fees			(23,675.88)
Foreign currency gain/(loss)			1,899.43
Interest income			7,368.51

Total Income			(705,348.05)

EXPENSES

Management fees			98,404.49
Incentive fees			—
Broker service fees			139,168.64

Total Expenses			237,573.13

Net Income (Loss)			$(942,921.18)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	453,262.40260	$54,170,940.43	119.51
Current month additions	194.62652	22,635.31
Current month redemptions	(5,437.66184)	(636,590.98)
Net Income (loss) for current month		(942,921.18)

Net Asset Value, end of current month	448,019.36728	$52,614,063.58	117.44

	Monthly rate of return		-1.74%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Winton Series 1

THE FRONTIER FUND LONG ONLY COMMODITY SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

June 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$(7,129.53)
Unrealized trading gain/(loss)			(1,880.64)
Less: commissions			—
Less: FCM fees			(1,547.70)
Foreign currency gain/(loss)			—
Interest income			4,957.70

Total Income			(5,600.17)

EXPENSES

Management fees			3,829.43
Incentive fees			—
Broker service fees			6,427.52

Total Expenses			10,256.95

Net Income (Loss)			$(15,857.12)

STATEMENT OF CHANGES IN NET ASSET VALUE

	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	47,906.67151	$3,615,165.22	75.46
Current month additions	87.71505	6,614.95
Current month redemptions	(166.12805)	(12,728.19)
Net Income (loss) for current month		(15,857.12)

Net Asset Value, end of current month	47,828.25851	$3,593,194.86	75.13

	Monthly rate of return		-0.44%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Long Only Commodity Series 1

THE FRONTIER FUND MANAGED FUTURES INDEX SERIES - 1

STATEMENT OF INCOME (LOSS)

FOR THE MONTH ENDED

June 30, 2009

(Unaudited)

			Current Period
INCOME

Realized trading gain/(loss)			$38,022.76
Unrealized trading gain/(loss)			(78,833.91)
Less: commissions			(416.33)
Less: FCM fees			(991.68)
Foreign currency gain/(loss)			(63.95)
Interest income			3,013.43

Total Income			(39,269.68)

EXPENSES

Management fees			3,460.71
Incentive fees			—
Broker service fees			3,867.68

Total Expenses			7,328.39

Net Income (Loss)			$(46,598.07)

STATEMENT OF CHANGES IN NET ASSET VALUE
	Units	Dollars	$’s per unit
Net Asset Value, end of prior month	17,638.36219	$2,175,840.17	123.36
Current month additions	398.59108	50,000.00
Current month redemptions	(56.16192)	(6,957.93)
Net Income (loss) for current month		(46,598.07)

Net Asset Value, end of current month	17,980.79135	$2,172,284.17	120.81

	Monthly rate of return		-2.06%

To the best of my knowledge and belief, the information

contained in this statement is accurate and complete

/s/    S. Brent Bales

S. Brent Bales, Chief Accounting Officer of the Managing Owner

Equinox Fund Management LLC

1660 Lincoln Street, Suite 100

Denver, Colorado 80264

On Behalf of the Frontier Fund - Managed Futures Index Series 1